Exhibit 10.60

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT is dated as of January 13, 2004 (this “Amendment”) and entered into by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., and OnStar Corporation (collectively, the “Parties,” and each, a “Party”).

WITNESSETH:

WHEREAS, the Parties have entered into a Note Purchase Agreement and an Amendment thereto each dated as of December 21, 2002 (collectively, the “Original Agreement”); providing for the issuance of certain Series GM Senior Secured Convertible Notes in aggregate principal amount of $89,042,387 as more specifically described therein;

WHEREAS, the Parties desire to amend the Original Agreement and the Note pursuant to the terms hereof to provide, among other things, for a change in certain dates for the payment of interest and the vesting of the conversion right under the Original Agreement; and

WHEREAS, certain capitalized terms used herein without definition shall have the respective meanings set forth in the Original Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments to Existing Definitions. Section 1 of the Original Agreement is amended by amending and restating the following definitions in their entirety:

“Conversion Price” means ninety percent (90%) of the Fair Market Value of the Class A Common Stock on the Vesting Date, rounded to the nearest whole cent; provided, however, that the Conversion Price shall in no event be (i) less than $5.00 per share nor greater than $10.00 per share during the year ended December 31, 2003; (ii) less than $5.00 per share nor greater than $15.00 per share for the period beginning January 1, 2004 and ending January 26, 2005; or (iii) less than $5.00 per share nor greater than $20.00 per share at any time on or after January 27, 2005.

“Fair Market Value” means, with respect to the Class A Common Stock, the last reported sale price during regular trading hours on the date in question (or, if there is no reported sale on such date, the mean between the last high bid and low asked quotations on such date) of one share of Class A Common Stock on the principal exchange or the Nasdaq

National Market on which the shares of Class A Common Stock are then listed for trading, as the case may be, or if the shares of Class A Common Stock are not listed for trading on any exchange or on the Nasdaq National Market or any similar system then in use, the mean between the closing high bid and low asked quotations of one share on the date in question as reported by Nasdaq or any similar quotation system then in use, or, if no such quotations are available, the fair market value on such date of one share of Class A Common Stock as the board of directors of Holdings shall determine in good faith.

“Interest Payment Date” means June 30, 2003, December 31, 2003, and the 26th day of January and the 26th day of July of each calendar year, beginning on July 26, 2004; provided that if any Interest Payment Date is not a Business Day, the Interest Payment Date will be deferred until the next succeeding Business Day.

1.2 Amendment to Section 9.2(a). Section 9.2(a) of the Original Agreement is amended by amending and restating such Section in its entirety to read as follows:

“(a) The Holder may exercise its conversion right with respect to all of the aggregate unpaid principal amount of Notes (together with accrued but unpaid interest on such principal amount, if any) on or after the Closing Date but before the Maturity Date, as described in this Section 9.2(a). Following the Closing Date, for so long as the Notes remain outstanding, the optional conversion right will vest in installments on the dates and in the amounts set forth below (each, a “Vesting Date”) and become exercisable for the exchange of additional principal amounts of Notes (together with accrued but unpaid interest on such principal amount, if any), as follows:

Vesting Date	Installment Vesting on Each Vesting Date
3/31/03, 6/30/03, 9/30/03 and 12/31/03	$1,961,926,62
7/26/04 and 1/26/05	$7,497,258.70	*
7/26/05 and 1/26/06	$12,985,154.48
7/26/06 and 1/26/07	$20,114,927.08

*	This amount shall be reduced by any amounts that may have vested following 12/31/03 and prior to the effectiveness of the First Amendment to Note Purchase Agreement, dated as of January , 2004, among the Obligors and the Investor.”

1.4 Amendment to Exhibit A. Exhibit A of the Original Agreement is amended by deleting the existing Exhibit A in its entirety and replacing it with the Exhibit A attached hereto.

2

ARTICLE II

MISCELLANEOUS

2.1 Original Agreement. Except as specifically amended hereby, the Original Agreement shall continue to be in full force and effect and is hereby ratified by the Parties. The amendments set forth herein shall be effective to amend the corresponding provisions of any Notes issued prior to the date hereof.

2.2 Effectiveness. This Amendment shall become effective only on the date on which XM Satellite Radio, Inc. and XM Satellite Radio Holdings, Inc. (collectively, the “XM Parties”) have obtained all necessary approvals from stockholders and/or note holders, given all requested notices, etc. (collectively, the “Approvals”) such that the effectiveness of this Amendment would not cause a default under any contract, agreement, document or instrument to which either of the XM Parties is a party or to which it is subject; provided, however, that this Amendment shall not become effective unless and until the First Amendment to Credit Agreement, dated as of the date hereof, among XM, Holdings and General Motors has become effective pursuant to Section 2.2 thereof. The XM Parties agree to use commercially reasonable best efforts to obtain such Approvals. Without limiting the foregoing, the XM Parties shall provide written notice to Investor once all such Approvals are obtained for this Amendment; provided that any delay in giving such notice shall not delay the effectiveness of this Amendment unless Investor is materially prejudiced by the delay in such notice.

2.3 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK OR THE CORPORATE LAWS OF THE STATE OF DELAWARE, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

XM SATELLITE RADIO INC.

Name: Title:

XM SATELLITE RADIO HOLDINGS INC.

Name: Title:

ONSTAR CORPORATION

Name: Title:

4

The undersigned Subsidiary Guarantor acknowledges and consents to the foregoing First Amendment to Note Purchase Agreement, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation as of the date first above written.

XM EQUIPMENT LEASING LLC

Name: Title:

5

Exhibit A

[Face of Note]

Series GM Senior Secured Convertible Note due 2009

No. 1	$

XM SATELLITE RADIO HOLDINGS INC.

XM SATELLITE RADIO INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on December 31, 2009.

Interest Payment Dates:              and

Record Dates:              and

Dated:

XM SATELLITE RADIO HOLDINGS INC.

By:

Name:
Title:

By:
Name:
Title:

XM SATELLITE RADIO INC.

By:

Name:
Title:

By:
Name:
Title:

[Back of Note]

Series GM Senior Secured Convertible Note due 2009

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN NOTEHOLDERS AND SHAREHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE NOTEHOLDERS AND SHAREHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.

Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation (as amended from time to time, the “Note Purchase Agreement”).

1. INTEREST. XM Satellite Radio Inc., a Delaware corporation (the “Company”), and XM Satellite Radio Holdings Inc., a Delaware corporation (“Holdings” and, together with the Company, the “Obligors”), promise to pay interest on the principal amount of this Note at 10% per annum from the date hereof until maturity. The Obligors will pay interest semi-annually in arrears on June 30, 2003, December 31, 2003, and January 26 and July 26 of each year, beginning on July 26, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date hereof. The Obligors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate of 12% per annum; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Obligors will pay interest on the Note (except defaulted interest) to the Person who is the registered Holder of the Note at the close of business on June 30, 2003, December 31, 2003, or the January 11 or July 11 next preceding the Interest Payment Date, as applicable, even if such Notes are canceled after such record date and on or before such Interest Payment Date. Each payment of principal or interest on the Note will be made to the Holder by certified or bank cashier’s check or wire transfer of immediately available funds, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made, except that the Obligors may, at their option and subject to the provisions hereof, make any interest payment with shares of Class A Common Stock having an aggregate Fair Market Value as calculated on the applicable Interest Payment Date equal to the amount of the interest due. If the Obligors elect to pay interest in Class A Common Stock, the number of shares to be issued to the Holder shall be calculated by dividing the amount of interest due by the Fair Market Value of a share of Class A Common Stock on the applicable Interest Payment Date, with any fractional shares that may result treated in the manner set forth in the Note Purchase Agreement. The procedures for the issuance of certificates upon any such payment of interest in Class A Common Stock shall be governed by Section 9.3 of the Note Purchase Agreement. The ability of the Obligors to pay interest in Class A Common Stock shall be expressly conditioned on such issuance not requiring a stockholder approval (which has not been obtained) under, or otherwise being in violation of, any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

3. SECURITY AGREEMENTS. The Note is a secured obligation of the Obligors. The Note is secured by a pledge of the Collateral pursuant to the Security Agreements.

4. OPTIONAL CONVERSION. The Holder shall have the right, at its option, at any time, subject to the provisions contained in Section 9.2 of the Note Purchase Agreement regarding the exercise of such right, and the other terms and provisions of the Note Purchase Agreement, as applicable, to convert the unpaid principal amount of its Note or any portion thereof held by such Holder (together with interest accrued and any premium on the principal amount of such Note or portion thereof to be converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of conversion specifying the principal amount thereof to be converted duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. The conversion of all or any portion of the principal and interest of a Note for Conversion Stock is hereinafter sometimes referred to as the “conversion” of such Note. Notwithstanding any other provision hereof, if a conversion of a Note is to be made in connection with a sale of Holdings or other event, such conversion may, at the election of any Holder tendering such Note for conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event.

5. EXERCISE OF OPTIONAL CONVERSION RIGHT.

Except as otherwise provided herein, the right of the Holder to convert the unpaid principal amount of each of its Notes or any portion thereof held by such Holder (together with interest accrued on the principal amount of such Note or portion thereof to be Converted) for Conversion Stock pursuant to this Agreement shall be subject to the following conditions:

(a) The Holder may exercise its conversion right with respect to all of the aggregate principal amount of Notes (together with accrued but unpaid interest on such principal amount, if any) on or after the Closing Date but before the Maturity Date. Thereafter, for so long as the Notes remain outstanding, the optional conversion right will vest in installments on the dates and in the amounts set forth below (each, a “Vesting Date”) and become exercisable for the conversion of additional principal amounts of Notes (together with accrued but unpaid interest on such principal amount, if any), as follows:

Vesting Date	Installment Vesting on Each Vesting Date
3/31/03, 6/30/03, 9/30/03 and 12/31/03	$1,961,926,62
7/26/04 and 1/26/05	$7,497,258.70	*
7/26/05 and 1/26/06	$12,985,154.48
7/26/06 and 1/26/07	$20,114,927.08

*	This amount shall be reduced by any amounts that may have vested following 12/31/03 and prior to the effectiveness of the First Amendment to Note Purchase Agreement, dated as of January , 2004, among the Obligors and the Investor.”

(b) Within five Business Days of each Vesting Date, the Company shall deliver to the Investor an Officers’ Certificate that confirms the Conversion Price for the applicable principal amount of Notes that vests on such Vesting Date.

(c) The foregoing installments shall accumulate and may be exercised, in whole or in part, at any time and from time to time, before 5:00 p.m. New York City time on the Maturity Date, at which time the optional right to convert the Notes for Conversion Stock will lapse.

6. DENOMINATIONS, TRANSFER. The Note is in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Note may be registered as provided in the Note Purchase Agreement. The Obligors may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law in connection with a transfer or conversion.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. Except as expressly provided elsewhere herein or in the Note Purchase Agreement, any term of the Note PurchaseAgreement or of the Notes may be amended, and the observance of any term of the Note Purchase Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) each Obligor and (ii) the Holders of a majority in aggregate principal amount of the then outstanding Notes. Any amendment or waiver effected in accordance herewith shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under Section 7.3 of the Noteholders Agreement or Section 4.2 of the Director Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, the Note Purchase Agreement or the Notes may be amended or supplemented, without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 8 or Section 16 of the Note Purchase Agreement may not (with respect to any Note held by a non-consenting Holder):

(a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal amount of, or change the fixed maturity of, this Note or alter or waive any of the provisions with respect to the repurchase of the Note pursuant to Sections 7.8 and 7.12 of the Note Purchase Agreement;

(c) reduce the Interest Rate, or change the time for payment of interest, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of, or interest or premium on, any Note payable in money or assets other than that stated in the Note Purchase Agreement or the Notes;

(f) except as expressly provided in such Note or the Note Purchase Agreement, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

(g) make any change in the provisions of the Note Purchase Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium, if any, on the Notes;

(h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and Section 8 of the General Security Agreement; or

(i) make any change in Section 8.6 of the Note Purchase Agreement.

9. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase) or otherwise, (iii) failure by the Obligors to comply with the provisions of Section 7.16 of the Note Purchase Agreement or the failure of the Obligors to make or consummate a Change of Control Offer in accordance with the provisions of Section 7.12 of the Agreement, or the failure of the Obligors to make or consummate an Asset Sale Offer in accordance with the provisions of Section 7.8 of the Note Purchase Agreement; (iv) failure by an Obligor or any of its Subsidiaries, for 60 days after notice to such Obligor by the Holders of at least 25% in principal amount of the Notes then outstanding, to comply with certain covenants and other agreements in the Agreement, the Notes or either of the Security Agreements; (v) default under certain other agreements relating to Indebtedness of an Obligor or any of its Material Subsidiaries, which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days and with respect to certain actions against an Obligor under Section 5 of the Securities Act; (vii) certain events of bankruptcy or insolvency with respect to an Obligor or any of its Significant Subsidiaries; and (viii) the breach or repudiation of certain covenants in either of the Security Agreements or any Agreement Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes, together with any premium and accrued interest thereon, to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of an Obligor or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of such Obligor or such Subsidiary Guarantor under the Note, the Note Purchase Agreement, the Agreement Guarantees, the Security Agreements or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

SUBSIDIARY GUARANTORS. Payment of principal, premium, if any, and interest (including interest on overdue principal amount, premium, if any, and interest, if lawful) is unconditionally guaranteed by each Subsidiary Guarantor pursuant to Section 11 of the Note Purchase Agreement.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 7.8 or 7.12 of the Note Purchase Agreement, check the appropriate box below:

☐ Section 7.8	☐ Section 7.12

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 7.8 or Section 7.12 of the Note Purchase Agreement, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: